Exhibit 99.1

For Immediate Release:

Contact for The Lightstone Group:

Michael Paluszek 212 981 5149 / michael_paluszek@dkcnews.com

LIGHTSTONE VALUE PLUS REIT II CLOSES ON

LOAN RESTUCTURING FOR

FAIRFIELD INN EAST RUTHERFORD MEADOWLANDS

New York, NY, (January 16, 2013) –Lightstone Value Plus Real Estate Investment Trust II, Inc. (“LVPR II”) announced today it has closed on a loan restructuring for the 141-room Marriott Fairfield Inn East Rutherford Meadowlands in East Rutherford, NJ.

LVPR II purchased the $18.7 million first mortgage for $7.9 million in June 2010.  On Dec. 31, 2012, LVPR II completed a structured workout with the borrower group to gain control of the title and operations of the property.

“We believe this deal is representative of The Lightstone Group’s ability to identify attractive investment opportunities which are well-positioned and have the ability to grow,” said David Lichtenstein, Chairman and CEO of LVPR II. “We believe the location of this hotel, coupled with our planned $4.7 million renovation, are key aspects to its success.”

LVPR II is a non-traded REIT sponsored by The Lightstone Group, which is also headed by Lichtenstein.

The five-story, 141-room hotel is located near the Lincoln Tunnel and offers immediate access to Midtown Manhattan, MetLife Stadium, and local office parks. The planned $4.7 million renovation to the property would include all guest rooms, including soft goods and case goods, a re-design and upgrade to the lobby and breakfast areas, and upgrades to the exterior finishes and signage. The work is scheduled to take place and be completed during 2013.

About LVPR II

LVPR II is a non-traded REIT sponsored by The Lightstone Group. Founded in 1988 by David Lichtenstein, The Lightstone Group has grown to become one of the largest privately held real estate companies in the United States. Its diversified portfolio of hospitality, retail, industrial, office and residential real estate assets includes 8.1 million square feet of commercial space and more than 11,000 multifamily units in 19 states, the District of Columbia and Puerto Rico.

For more information, visit www.lightstonecapitalmarkets.com.

Important Notice

LVPR II filed a registration statement on Form S-11 (including a prospectus) with the United States Securities and Exchange Commission (the “SEC”) on November 4, 2011 in connection with its follow-on offering of shares of its common stock, and the registration statement became effective on September 27, 2012. The final prospectus, dated September 27, 2012, and the most recent supplement thereto are available on the SEC’s website at http://sec.gov/Archives/edgar/data/1436975/000114420412053677/v324581_424b3.htm and

http://sec.gov/Archives/edgar/data/1436975/000114420412067994/v330282_424b3.htm ..

Securities are being offered through Orchard Securities, LLC, the dealer manager for the offering. The offering will only be made by means of a prospectus. Copies of the prospectus for the offering may be obtained by contacting The Lightstone Group at (888) 808-7348.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Forward-Looking Statements

All statements contained in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions or variations thereof. These statements are based on LVPR II’s current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on any forward-looking statements.

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